Exhibit 4.1




                          SECOND SUPPLEMENTAL INDENTURE

                                     between

                      METROMEDIA INTERNATIONAL GROUP, INC.

                                   as Issuer,


                                       and


  U.S. BANK NATIONAL ASSOCIATION (f/k/a U.S. BANK TRUST NATIONAL ASSOCIATION),
                         a national banking association

                                   as Trustee

                                 --------------

                            Dated as of July 15, 2005

                                 --------------




                     10 1/2% Senior Discount Notes due 2007

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                          SECOND SUPPLEMENTAL INDENTURE
                          -----------------------------

     This Second Supplemental Indenture, dated as of July 15, 2005 (this "Second Supplemental Indenture"), between Metromedia International Group, Inc., a Delaware corporation (the "Company"), and U.S. Bank National Association (f/k/a U.S. Bank Trust National Association), a national banking association, as trustee (the "Trustee"). All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Original Indenture (as defined below).

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of September 30, 1999 (as supplemented by the First Supplemental Indenture, dated as of June 14, 2005, between the Company and the Trustee, the "Original Indenture"), providing for the issuance of $210,631,376 aggregate principal amount of the Company's 10 1/2% Senior Discount Notes due 2007 (the "Notes"), with an aggregate principal amount outstanding as of the date first written above of approximately $152,000,000;

     WHEREAS, Section 9.2 of the Original Indenture provides that, with the consent of the Holder(s) of a majority in aggregate principal amount at Stated Maturity of the then outstanding Notes voting as a single class, the Company and the Trustee may amend the Original Indenture;

     WHEREAS, the Company has failed to timely file with the SEC, and furnish the Trustee and the Holders of the Notes with, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 ("2004 Form 10-K") as required by Section 4.3 of the Original Indenture and applicable provisions of the Exchange Act;

     WHEREAS, the Company has failed to deliver to the Trustee the Officers' Certificate within 90 days after the end of the December 31, 2004 fiscal year as required pursuant to Section 4.4(a) of the Original Indenture (the "Officers' Certificate") and the written statement of the Company's independent public accountants required to accompany the 2004 Form 10-K pursuant to Section 4.4(b) of the Original Indenture (the "CPA Statement");

     WHEREAS, the Company has received an executed waiver and consent from Holders of Notes in an aggregate principal amount at Stated Maturity of $125,454,392 representing approximately 82.5% of the outstanding principal amount of the Notes at Stated Maturity as of the execution date of the waiver and consent, a copy of which is attached hereto as Annex A (the "Waiver and Consent"), pursuant to which the Holders (1) waived until August 15, 2005 (subject to extension as set forth in the Waiver and Consent) the Defaults or Event of Default that have arisen or may arise under the Original Indenture as a result of a failure by the Company to (a) timely file with the SEC, and furnish the Trustee and the Holders of the Notes with, the 2004 Form 10-K and (b) deliver to the Trustee the Officers' Certificate and the CPA Statement and (2) agreed to certain amendments to the Original Indenture to shorten the minimum notice period applicable to an optional redemption by the Company and add a covenant requiring the Company to exercise its right to optionally redeem the Notes upon the occurrence of the Share Sale (as hereinafter defined) and apply certain proceeds thereof to such redemption; and

     WHEREAS, all action on the part of the Company necessary to authorize its execution, delivery and performance of the Second Supplemental Indenture has been duly taken.

                                       1
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     NOW, THEREFORE, to comply with the provisions of the Original Indenture and in consideration of the above premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

                                    ARTICLE 1

     Section 1.01 This Second Supplemental Indenture is supplemental to the Original Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as a part of, the Original Indenture for any and all purposes.

     Section 1.02 This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company and the Trustee.

                                    ARTICLE 2

     Section 2.01 For the sole purpose of any redemption by the Company of the Notes in whole pursuant to Section 4.20 hereof, the Company and the Trustee hereby acknowledge and agree that any and all references to the number "30" or "30 days" in Sections 3.1, 3.3 and 3.7 of the Original Indenture shall be deemed to be references to the number "5" or "5 days", respectively, and that the reference to the number "45" in the third paragraph of Section 3.3 of the Indenture shall be deemed to be a reference to the number "5".

     Section 2.02 The Company and the Trustee hereby acknowledge and agree that the following Section 4.20 be added to the Original Indenture:

     "SECTION 4.20 PETERSTAR SALE

     If both (x) the sale of all of the issued and outstanding shares (the "Share Sale") in NWE Capital (Cyprus), Ltd., a company organized under the Companies Law of Cyprus and a wholly-owned subsidiary of the Company, to First National Holding S.A., a societe anonyme organized under the laws of Luxembourg ("FNH"), Emergent Telecom Ventures S.A., a societe anonyme organized under the laws of Switzerland ("ETV"), and Pisces Investment Limited, a company organized under the Companies Law of Cyprus and wholly-owned subsidiary of FNH and ETV ("Pisces", and together with FNH and ETV, the "Buyers"), pursuant to the Share Purchase Agreement (as amended, modified or supplemented from time to time, the "Purchase Agreement"), dated as of February 17, 2005, by and among the Company and the Buyers, is consummated and (y) the net proceeds from the Share Sale are in excess of an amount sufficient for the Company to redeem the entire outstanding principal amount of the Notes, plus accrued and unpaid interest to but excluding the redemption date, then the Company shall (i) promptly exercise its right pursuant to Section 3.7 hereof to redeem the Notes in whole, and not in part, and (ii) apply a portion of the proceeds from the Share Sale to fund such redemption; provided, that for the avoidance of doubt it is understood and agreed that if the Share Sale does not occur in accordance with and pursuant to the Purchase Agreement, the Company shall not be obligated to elect to optionally redeem the Notes."

     Section 2.03 The Company and the Trustee hereby acknowledge and agree that the following proviso shall be added to the end of Section 6.1(v) of the Original Indenture:

                                       2
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     "provided, however, that the failure of the Company to comply with Sections
     4.3 and 4.4 hereof or ss.314 of the Trust Indenture Act as a result of the failure to (a) timely file with the SEC, and furnish the Trustee and the Holders of the Notes with, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "2004 Form 10-K") or (b) deliver to the Trustee the Officers' Certificate within 90 days after the end of the December 31, 2004 fiscal year as required pursuant to Section 4.4(a) hereof (the "2004 Officers' Certificate") and the written statement of the Company's independent public accountants required to accompany the 2004
     Form 10-K pursuant to Section 4.4(b) hereof (the "2004 CPA Statement") during the period beginning on April 1, 2005 and ending at 11:59 p.m., New York City time on August 15, 2005 shall not constitute an Event of Default; provided, further, that any failure to comply with Sections 4.3 and 4.4 hereof or ss.314 of the Trust Indenture Act as a result of the failure to timely file with the SEC, and furnish the Trustee and the Holders of the Notes with, the 2004 Form 10-K and deliver to the Trustee the 2004
     Officers' Certificate and 2004 CPA Statement shall constitute an Event of Default as of 12:00 a.m. New York City time on August 16, 2005 if, on or before 11:59 p.m. New York City time on August 15, 2005 the Company shall have failed to file with the SEC, and furnish the Trustee and the Holders of the Notes with, the 2004 Form 10-K and deliver to the Trustee the 2004 Officers' Certificate and 2004 CPA Statement. Notwithstanding anything to the contrary herein, in the event the Company (i) consummates the Share Sale, (ii) delivers to the Trustee by wire transfer in immediately available funds an amount sufficient for the Company to redeem the entire outstanding principal amount of the Notes, plus accrued and unpaid interest to but excluding the redemption date (such delivery is referred to herein as the "Delivery of Funds") and (iii) delivers, or causes to be delivered, a notice of redemption in accordance with Section 3.3 hereof pursuant to which the Company calls for redemption all of the outstanding Notes (such delivery is referred to herein as the "Delivery of Notice"), in each case on or prior to August 15, 2005, all references in the preceding sentence of this Section 6.1(v) to August 15, 2005 shall be deemed to be December 31, 2005 and the reference to August 16, 2005 shall be deemed to be January 1, 2006; provided, however, that in the event the Company fails to (x) consummate the Share Sale and make the Delivery of Funds and the Delivery of Notice and (y) file with the SEC, and furnish the Trustee and the Holders of the Notes with, the 2004 Form 10-K and deliver to the Trustee the 2004 Officers' Certificate and 2004 CPA Statement, in each case on or before August 15, 2005, then the Company may, at its sole option and discretion, pay to the Holders of the Notes an amount equal to $2.50 per $1,000 aggregate principal amount of the Notes at Stated Maturity held by such Holder and upon such payment all references in the preceding sentence of this Section 6.1(v) to August 15, 2005 shall be deemed to be September 15, 2005 and the reference to August 16, 2005 shall be deemed to be September 16, 2005."

                                    ARTICLE 3

     Section 3.01 Except as specifically modified herein, the Original Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

                                       3
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     Section 3.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Original Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Original Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

     Section 3.03 THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 3.04 This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     Section 3.05 By not later than the close of the Business Day after execution of this Second Supplemental Indenture, the Company shall issue a press release describing the material terms of (a) this Second Supplemental Indenture, and (b) the Waiver and Consent.

                            (Signature Pages Follow)

                                       4
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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed, all as of the date first written above.


                                            METROMEDIA INTERNATIONAL GROUP, INC.


                                            By: /S/ MARK S. HAUF
                                                --------------------------------
                                                Name:  Mark S. Hauf
                                                Title: President, CEO




                                            U.S. BANK NATIONAL ASSOCIATION,
                                            a national banking association


                                            By: /S/ RICHARD PROKOSCH
                                                --------------------------------
                                                Name:  Richard H. Prokosch
                                                Title: Vice President